EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form S-8 for the Company’s Amended and Restated Management Restricted Stock Purchase Plan of our report dated February 14, 2003 relating to the consolidated financial statements of Citizens First Bancorp, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PLANTE & MORAN, LLP

Auburn Hills, Michigan
January 28, 2005